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                            COURT APPROVES ORDERS FOR
                           TWINLAB SALE TO IDEASPHERE

                                                        CONTACT:   Bill Rizzardi
                                                                   Twinlab Corp.
                                                                   (631)761-7111


Hauppauge, NY, November 3, 2003 - Twinlab Corporation (OTCBB: TWLBE), Twin Laboratories Inc. and Twin Laboratories (UK) Ltd. (collectively "Twinlab" or the "Company") announced today that, on October 31, 2003, the United States Bankruptcy Court for the Southern District of New York ("the Bankruptcy Court") entered the sale order approving the sale of substantially all of the assets of Twinlab to IdeaSphere Inc. of Grand Rapids, Michigan.

The Company filed for bankruptcy protection on September 4, 2003, and the case is being jointly administered under Case No. 03-15564 (CB). The asset sale was conducted under the supervision of the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code. The Honorable Cornelius Blackshear approved the asset sale on October 27, 2003 pending the submission of a consensual sale order, which was submitted on October 30, 2003. The asset sale, which is expected to close in the coming weeks, remains subject to the satisfaction of standard and customary conditions of closing, including the receipt of regulatory approvals.

Ross Blechman Chairman, President and CEO said, "We are now joining with tremendous partners. I saw potential for a partnership with IdeaSphere that could not only reshape this Company, but also reshape the industry. In addition to their desire to maintain the Company's employees, IdeaSphere is committed to the high quality, science-based philosophy that has been a hallmark of the Twinlab brand. I'm pleased that Twinlab can now continue to rebuild and become a stronger entity in this industry than ever before."


Except for historical information contained herein, this release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include but are not limited to: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability,
(xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; (xxiii) the impact of filing for Chapter 11 under the U.S. bankruptcy laws; as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor relations department


            Additional Twinlab information is available on the World Wide Web at http://www.twinlab.com
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